  EXHIBIT 10.7

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CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), executed on the 1st day of April 2025 (the “Effective Date”), is entered into by and between GENERAL ENTERPRISE VENTURES, INC., a Wyoming corporation (the “Company”), and Nanuk Warman, an individual resident of Vancouver, British Columbia, Canada (the “Consultant”). The Company and the Consultant may be referred to singularly as “Party” or collectively as “Parties”.

WITNESSETH:

WHEREAS, the Company desires that Consultant provide the Company with outside financial consulting services; and

WHEREAS, Consultant wishes to provide the Company with outside financial consulting services;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto do hereby agree as follows:

1. Consultant. The Company hereby appoints Consultant to provide financial consulting services to the Company and to perform services to the Company as directed by the President or Chief Executive Officer of the Company.

2. Consulting Fee.

(a) Monthly Compensation. In consideration of the services to be rendered hereunder by Consultant, and so long as Consultant has performed the services to the Company to the satisfaction of the required hereunder, the Company shall pay Consultant the amount of $20,000 per month to be paid in arrears on or before the fifth day of each calendar month following any month in which Consultant performs services. If this Agreement is terminated by the Company within six (6) months following Theodore Ralston: (i) no longer being the Chief Executive Officer of the Company, (ii) no longer owning Series A Preferred Stock, or (iii) owning (or having the right to convert to) on a fully diluted basis less than five percent (5%) of the common stock of the Company, then within 30 days thereafter the Company shall remit an amount equal to 12 months of compensation to Consultant by wire transfer of immediately available funds to an account specified by Consultant.

(b) Additional Compensation. Consultant will be eligible to participate in any executive compensation plan put into effect by the Company. Consultant acknowledges that any awards under an executive compensation plan are in the discretion of the Board of Directors of the Company.

(c) Share Compensation. Upon the execution of this Agreement, the Company agrees to issue 25,000 shares of the Company’s Series C Preferred Stock to Consultant in book entry form.

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3. Expenses. The Company shall reimburse Consultant for all pre-approved expenses incurred on behalf of the Company, so long as the expenses are documented to the Company’s satisfaction to allow the Company to deduct the expenses on its financial statements or tax returns.

4. Consultant’s Duties. Consultant shall devote a minimum of 50% of his business time or 80 hours per month, attention, skill, and energy to the performance of his duties hereunder and will use his best efforts to promote the success, best interests, and goodwill of the Company.

5. Term. The term of this Agreement shall be for a period of 12 months (the “Initial Term”), which Term shall automatically renew for successive 6-month periods unless either Party provides the other Party at least 30 days’ written notice (email being sufficient) of its intent not to renew this Agreement (each such 6-month period, a “Renewal Term” and collectively with the Initial Term, the “Term”).

6. Confidential Information. The Consultant acknowledges that in the course of his services to the Company, he may receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business (“Confidential Information”), which the Company desires to protect. The Consultant understands that such Confidential Information is confidential and agrees to not reveal such Confidential Information to anyone outside the Company; provided, however, that Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of Consultant’s breach of this Agreement; (b) is obtained by Consultant on a non-confidential basis from a third party that, to Consultant’s knowledge, was not legally or contractually restricted from disclosing such information; (c) was in Consultant’s possession before receiving such information from Company; or (d) was or is independently developed by Consultant without using any Confidential Information.. Upon termination of this Agreement, the Consultant shall surrender to the Company all papers, documents, writings, and other property produced by him or coming into his possession by or through this Agreement and relating to the information referred to in this Section 6, which are not general knowledge in the industry, and the Consultant agrees that all such materials will at all times remain the property of the Company.

7. Termination. This Agreement may be terminated immediately by written notice to Consultant (email being sufficient) upon the occurrence of any of the following: (i) a material breach of this Agreement; (ii) Consultant binding the Company to any agreement without prior written consent of the President or Chief Executive Officer; (iii) making disparaging statements (whether written or verbal) about the Company, or its subsidiaries, affiliates, officers, employees, or Board of Directors; or (iv) engaging in any activity that reflects negatively on the Company’s reputation or standing in its business community.

8. Notices. All notices, requests, consents, demands, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by email as follows:

If to the Company:	General Enterprise Ventures, Inc. Email: tralston@generalenterpriseventures.com Attn: Thedore Ralston

If to Consultant:	Nanuk Warman Email: nanuk@pubcoreporting.com

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Any Party, at any time, may designate additional or different addresses for subsequent notices or communication by furnishing notice to the other Party in the manner described above.

9. Specific Performance. The Company and the Consultant each acknowledge and agree that a remedy at law for any breach or threatened breach of Section 6 of this Agreement will be inadequate and that each Party may be entitled to specific performance, injunctive relief, and any other remedies available to it for such breach or threatened breach. If a bond is required to be posted for either Party to secure an injunction, then the Parties stipulate that a bond in the amount of One Thousand and No/100 Dollars ($1,000.00) will be sufficient and reasonable in all circumstances to protect the rights of the Parties.

10. Representations, Warranties and Covenants of Consultant. The Consultant hereby represents, warrants and covenants to the Company that (i) the Consultant’s execution of this Agreement and the Consultant’s performance of services hereunder does not, and will not, violate any agreements, whether oral or written, by and between the Consultant and any third party; (ii) this Agreement and the performance by the Consultant of any services hereunder do not, and will not, violate any applicable law or regulation; (iii) the Consultant is not bound to any third party by any confidentiality or non-competition obligations that might prohibit Consultant from performing services hereunder; and (iv) Consultant will not disclose to the Company any information belonging to a third party that is a trade secret or of a confidential nature.

11. Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION OR THE TEXAS STATE COURTS LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE.

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12. Mutual Waiver of Jury Trial. THE COMPANY AND CONSULTANT EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND CONSULTANT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14. Assignment. Neither Party may assign this Agreement without the express written consent of the other Party, which consent is in the sole discretion of the Party.

15. Binding Effect. Subject to the provisions of Section 14 above, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, Consultant’s heirs and personal representatives, and the successors and assigns of the Company.

16. Independent Contractor. Nothing herein shall be construed or deemed to create a joint venture, contract of employment or Company. It is agreed and understood between the Parties hereto that Consultant is an independent contractor and is not an employee of the Company hereunder. Consultant will be solely responsible for payment of all taxes due or which may become due on monies paid by the Company to Consultant hereunder, specifically including but not limited to income tax (withholding) and FICA. Consultant shall not be entitled to corporate benefits of the Company provided to its employees so long as this Agreement remains in effect.

17. Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing, signed, and executed in the same manner as this Agreement.

19. Waiver. Failure by either Party hereto to enforce at any time or for any period of time any provision or right hereunder shall not constitute a waiver of such provision or of the right of such Party thereafter to enforce each and every such provision. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

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20. Attorneys’ Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its costs and reasonable attorneys’ fees from the non-prevailing Party hereto.

21. Drafting. Both Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

22. Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by electronic means and by email in portable document format, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

23. Acknowledgment of Enforceability. Consultant acknowledges and agrees that this Agreement contains reasonable limitations as to time, geographical area, and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company. Therefore, Consultant agrees that all restrictions are fairly compensated for and that no unreasonable restrictions exist.

24. Reconstruction of Agreement. Should a court of competent jurisdiction or an arbitrator having jurisdiction declare any of the provisions of this Agreement unenforceable due to any unreasonable restriction of time, geographical area, scope of activity, or otherwise, in lieu of declaring such provision unenforceable, the court, to the extent permissible by law, shall, at the Company’s request, revise or reconstruct such provisions in a manner sufficient to cause them to be enforceable.

25. COUNSEL. CONSULTANT ACKNOWLEDGES THAT HE IS EXECUTING A LEGAL DOCUMENT THAT CONTAINS CERTAIN DUTIES, OBLIGATIONS AND RESTRICTIONS AS SPECIFIED HEREIN. CONSULTANT FURTHERMORE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF HIS RIGHT TO RETAIN LEGAL COUNSEL, AND THAT HE HAS EITHER BEEN REPRESENTED BY LEGAL COUNSEL PRIOR TO HIS EXECUTION HEREOF OR HAS KNOWINGLY ELECTED NOT TO BE SO REPRESENTED.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the first date set forth above, to be effective as of the Effective Date.

COMPANY:

GENERAL ENTERPRISE VENTURES, INC.

By:	/s/ Theodore Ralston
Name:	Theodore Ralston
Title:	President

CONSULTANT:

/s/ Nanuk Warman
Nanuk Warman

[SIGNATURE PAGE TO GEVI / WARMAN CONSULTING AGREEMENT]

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